FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT (“Amendment”) is made as of December 31, 2011 by and among Prof. Avi Israeli, Hadasit Medical Research Services and Development Ltd. and BrainStorm Cell Therapeutics Inc. (together, the “Parties”).

WHEREAS, the Parties have entered into that certain Agreement dated April 13th, 2010 (the “Agreement”); and

WHEREAS, it is and was the intention of the Parties that the Options (as defined in the Agreement) be granted initially on April 13, 2010 and then also granted upon each anniversary of April 13, 2010 until the Agreement is terminated (and subject to other terms and conditions stated in the Agreement), and the Parties wish to clarify the Agreement accordingly.

NOW, THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        That Section 3.1 of the Agreement is amended and restated in its entirety as follows:

3.1      options or warrants to purchase up to 200,000 (two hundred thousand) (subject to adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like, but for the avoidance of doubt, such options or warrants shall not have any anti-dilution adjustments or protections and shall not have preemptive rights attach to such options or warrants, and the holder of the options or warrants shall not be granted any preemptive rights) shares of the Company’s common stock, par value USD $0.00005, to be granted on the date of this Agreement (April 13, 2010) and upon each anniversary of the date of this Agreement (i.e. on April 12, 2011, April 12, 2012, April 12, 2013, and so on) until the Agreement is terminated, with par value USD $0.00005 each, at an exercise price per share of USD $0.00005 per share of Company common stock (the “Options”) as follows: Prof. Israeli shall be granted options to purchase 166,666 (one hundred sixty six thousand, six hundred and sixty six) shares of the Company’s common stock, par value USD $0.00005 each, and Hadasit shall be granted warrants to purchase 33,334 (thirty three thousand three hundred and thirty four) shares of the Company’s common stock, par value USD $0.00005 each.

2.        That Section 3.2 of the Agreement is amended and restated in its entirety as follows:

3.2      The Options shall terminate upon the earliest of: (i) the 10 year anniversary of the grant date of such Option; (ii) immediately prior to a sale of all or substantially all of the shares of the Company in a merger and/or acquisition transaction; or (iii) six (6) months following the termination of the Agreement (the “Termination Date”). Options not exercised by such time shall become null and void.

3.          That Section 3.3 of the Agreement is amended and restated in its entirety as follows:

3.3        The Options shall vest and become exercisable in twelve (12) consecutive equal monthly amounts at the end of each calendar month following the date of grant (as determined in accordance with Section 3.1 of this Agreement) of such Option. For clarity, in the event of termination of this Agreement, all options or warrants for the purchase of common stock that have vested and become exercisable under Options prior to the date of termination of this Agreement, shall be made available to be exercised immediately after termination thereof. Vesting shall be subject to (i) the provisions of Company’s 2004 Global Share Option Plan, (ii) a resolution of the Board of Directors of the Company, and (iii) the execution by the parties of an option agreement or warrant and any other document required by the Company.

4.         This Amendment may be executed in counterparts which, when taken together, shall constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BRAINSTORM CELL THERAPEUTICS INC.

By: /s/ Liat Sossover
Name: Liat Sossover
Title: Chief Financial Officer

/s/ Avi Israeli
Prof. Avi Israeli

HADASIT MEDICAL RESEARCH
SERVICES AND DEVELOPMENT LTD.

By: /s/ Dr. Einat Zisman
Name: Dr. Einat Zisman
Title: CEO